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                                                                   EXHIBIT 8.1

                    Skadden, Arps, Slate, Meagher & Flom LLP
                               Four Times Square
                              New York 10036-6522
                                                     August 17, 2001


CBNY Investment Services Corp.
320 Park Avenue
New York, New York 10022


Ladies and Gentlemen:


   We have acted as special counsel to CBNY Investment Services Corp., a New York corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-1 (Registration No. 333-61212), to be filed with the Securities and Exchange Commission on August 17, 2001 (the "Registration Statement"), relating to the offering to holders of Commercial Bank of New York ("CBNY") common stock of subscription rights to purchase up to 1,060,000 shares of the Company's common stock (the "Rights Offering").

   In connection with this opinion, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Agreement and Plan of Reorganization, dated as of February 13, 2001, by and among CBNY, North Fork Bancorporation, Inc. and North Fork Bank (the "Merger Agreement"), and (iii) such other documents, certificates, and records as we have deemed necessary or appropriate as a basis for the opinion set forth herein. We have also relied upon factual statements and representations made to us by representatives of the Company, CBNY and others. For purposes of this opinion, we have assumed the validity and accuracy of the documents, certificates, records, statements, and representations referred to above. We have also assumed that the Rights Offering will be consummated in accordance with the Merger Agreement, the Registration Statement and such other documents, certificates and records and that the statements as to factual matters contained in the Registration Statement are true, correct and complete and will continue to be true, correct and complete through the completion of the Rights Offering.

   In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed, or to be executed, by the parties indicated therein, we have assumed that each party has, or will have, the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties and the validity and binding effect thereof on such parties. This opinion is being furnished to you in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended.


   In rendering our opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury Department regulations promulgated thereunder, pertinent judicial authorities, interpretive rulings of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that statutes, regulations, judicial decisions and administrative interpretations are subject to change at any time (possibly with retroactive effect). A change in the authorities or the accuracy or completeness of any of the information, documents, certificates, records, statements, representations, covenants, or assumptions on which our opinion is based could affect our conclusions.


   On the basis of and subject to the foregoing, we hereby confirm that the opinion of counsel set forth in the Registration Statement under the heading "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" is the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, based upon current United States federal income tax law. There can be no assurances, however, that such opinion will be accepted by the Internal Revenue Service or, if challenged, by a court of law.


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   Except as set forth above, we express no opinion to any party as to the tax consequences, whether federal, state, local or foreign, of the Rights Offering or of any transaction related thereto or contemplated thereby. This opinion is expressed as of the date hereof, and we are under no obligation to advise you of, supplement or revise our opinion to reflect, any changes (including changes that have retroactive effect) in applicable law or any information, document, certificate, record, statement, representation, covenant or assumption relied upon herein that becomes incorrect or untrue. We hereby consent to the use of our name in the sections captioned "MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS" in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder. This letter is furnished to you solely for use in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose, or relied upon by any other person without our express written permission.


                                             Very truly yours,


                                             /s/ Skadden, Arps, Slate, Meagher &
                                                 Flom LLP


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